Exhibit 10.2

AMENDMENT

TO

2019 STOCK AND INCENTIVE COMPENSATION PLAN

(Adopted November 11, 2019, and ratified by Stockholders December 20, 2019

Amended September 2, 2020, and ratified by Stockholders October 16, 2020

Amended February 16, 2023, and ratified by Stockholders April 10, 2023

Amended April 30, 2026, and ratified by Stockholders June 9, 2026)

Section 3(a) shall be amended and restated in its entirety to read as follows:

“3. Stock Subject to the Plan.

(a) Aggregate Limit. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares which may be subject to or delivered under Awards granted under the Plan is three million (3,000,000) Shares. Shares subject to or delivered under Conversion Awards shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards granted under this Plan. The Shares issued under the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.”